UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

_________________________

FORM 8-K
_________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 4, 2019

OHA INVESTMENT CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	814-00672	20-1371499
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

1114 Avenue of the Americas, 27th Fl.
New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 852-1900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $.001 per share	OHAI	Nasdaq Global Select Market

Item 5.07.    Submission of Matters to a Vote of Security Holders.

On June 4, 2019, OHA Investment Corporation, a Maryland corporation (the “Company”), concluded its Annual Meeting of Stockholders (the “Annual Meeting”). As of April 15, 2019, the record date for the Annual Meeting, 20,172,392 shares of common stock were eligible to be voted. Of the shares eligible to be voted, 18,024,223 shares were voted in person or by proxy. All matters voted upon at the Annual Meeting were approved with the required votes. The matters that were voted upon at the Annual Meeting, and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, as to each such matter, where applicable, are set forth below:

Proposal 1: Election of Directors

The Company’s stockholders elected two Class III directors to serve a three-year term expiring at the 2022 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified.  The voting results were as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Stuart I. Oran	11,393,441	1,194,526	15,473	5,420,783
Glenn R. August	11,781,659	804,105	17,676	5,420,783

Proposal 2: Ratification of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.  The voting results were as follows:

Votes For	Votes Against	Abstentions
17,457,063	471,213	95,947

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OHA Investment Corporation

	By:	/s/ Cory E. Gilbert
Cory E. Gilbert
Chief Financial Officer

Date: June 4, 2019